                                   EXHIBIT 11

                                                                                         Weighted
                                                                             Days        Average
                                                             Shares       Outstanding     Shares
                                                           ----------     -----------    ----------
Three months ended June 30, 1996
--------------------------------

Shares outstanding at April 1, 1996                         7,052,870         90          7,052,870

Issuance of common stock upon conversion of loans              56,000         89             55,378

Options outstanding                                            32,480         69             24,901

Cheap stock consideration for stock, stock options
 and warrants issued during fiscal 1997                       871,026         90            871,026
                                                                                          ---------

 Weighted average shares outstanding                                                      8,054,419

 Net loss for the three months ended June 30, 1996                                        ($316,902)
                                                                                          ----------

 Net loss per share                                                                          ($0.04)
                                                                                          ==========
Three months ended June 30, 1997
--------------------------------

Shares oustanding at April 1, 1997                          7,957,231         90          7,957,231

Options outstanding                                            50,244         90             50,244

Cheap stock consideration for stock, stock options
 and warrants issued during fiscal 1997                       393,347         90            393,347
                                                                                          ----------

 Weighted average shares oustanding                                                       8,400,822

 Net loss for the three months ended June 30, 1997                                        ($697,372)
                                                                                          ----------

Net loss per share                                                                           ($0.08)
                                                                                          ==========
